UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE

Aldeyra Therapeutics, Inc. (the “Company” or “Aldeyra”) will be making a presentation regarding the Company and the status of its clinical programs at the Cowen and Company 35th Annual Healthcare Conference, which will be webcasted live on Monday, March 2, 2015 at 4:50 p.m. ET. The live webcast will be available on the Investors’ section of Alderya’s website at www.aldeyra.com. An archived version of the webcast will be available for 14 days following the presentation. The slides that will be used for such presentation are furnished as Exhibit 99.1 to this Form 8-K.

Various statements to be made during the presentation, including statements in the slides furnished as Exhibit 99.1 to this Form 8-K, are “forward-looking statements” under the securities laws, including, but not limited to, statements regarding Aldeyra’s plans for its product candidates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “aim,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the FDA’s acceptance of the modified protocol for Alderya’s planned Phase II clinical trial of an ophthalmic formulation of NS2 to treat acute noninfectious uveitis, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval to conduct clinical trials and to commercialize Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of Aldeyra’s cash resources and needs for additional financing; Aldeyra’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections of Alderya’s Annual Report on Form 10-K for the year ended December 31, 2014, which will be filed with the SEC in the first quarter of 2015. There can be no assurance that the actual results or developments anticipated by Aldeyra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Aldeyra. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Aldeyra or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Aldeyra cautions investors not to rely too heavily on the forward-looking statements Aldeyra makes or that are made on its behalf. The information in the slides attached as Exhibit 99.1 to this Form 8-K will be provided only as of the date on which such slides are presented, and the Company undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements contained in such slides from and after the date of such presentation whether as a result of new information, future events or otherwise.

The information in Item 7.01 of this Current Report on Form 8-K and the slides attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	OTHER EVENTS

On March 2, 2015, Aldeyra issued a press release providing an update regarding its planned clinical trials of the Aldeyra’s lead compound, NS2, in noninfectious anterior uveitis and Sjögren-Larsson Syndrome and announcing that the company will provide an update on its clinical programs at the Cowen and Company 35th Annual Healthcare Conference. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:

99.1	Presentation slides

99.2	Press Release of Aldeyra Therapeutics, Inc. dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady, M.D., Ph.D.
	Name:	Todd C. Brady, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Dated: March 2, 2015